EXH. 99.14(B)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") dated April 1, 1997, of our report dated January 22, 1997, relating to the financial statements and financial highlights appearing in the November 30, 1996 Annual Report to Shareholders of the Emerald Funds, which are also incorporated by reference into the Registration Statement and into the Combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of the registration statement on Form N-14 for Nations Fund, Inc. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses dated April 1, 1997 and under the heading "Financial Statements" in the Statements of Additional Information dated April 1, 1997.


/s/ PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York  10036
February 19, 1998